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
                                                                                        Exhibit 5

                              HINSHAW & CULBERTSON

 Belleville, Illinois                        Suite 300                Ft. Lauderdale, Florida
Bloomington, Illinois                222 North LaSalle Street          Jacksonville, Florida
 Champaign, Illinois                Chicago, Illinois 60601-1081          Miami, Florida
   Joliet, Illinois                                                       Tampa, Florida
   Lisle, Illinois                         312-704-3000                 St. Louis, Missouri
  Peoria, Illinois                           _________                 Appleton, Wisconsin
 Rockford, Illinois                                                   Brookfield, Wisconsin
Springfield, Illinois                  Telefax 312-704-3001           Milwaukee, Wisconsin
 Waukegan, Illinois
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                                             July 18, 1997

WRITER'S DIRECT DIAL NO.
(312) 704-3852

     First Midwest Bancorp, Inc.
     300 Park Boulevard, Suite 405
     P.O. Box 459
     Itasca, Illinois 60143-0459

               Re:  Registration Statement on Form S-3

     Ladies and Gentlemen:

            You have requested our opinion in connection with the above-referenced registration statement, (the "Registration Statement") for the resignation of up to 150,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares").

            In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

            We hereby consent to the reference to our firm under the caption
     "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                TIMOTHY M. SULLIVAN

                                Timothy M. Sullivan
     TMS/mm

               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


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